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Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-19959) of Kevco, Inc. of our report dated April 12, 1999 on our audits of the consolidated financial statements of Kevco, Inc. as of December 31, 1998 and for each of the two years in the period ended December 31, 1998, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Fort Worth, Texas
March 29, 2000